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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JAN 30 1995
DEAN HELLER SECRETARY OF STATE

                             ARTICLES OF INCORPORATION
                                      OF
                             AMERICAN TIRE CORPORATION

FIRST. The name of the corporation is:

AMERICAN TIRE CORPORATION

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

C) Shall have power to have succession by its corporate name for the period limited in (its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

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(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified, time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money bolTowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

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(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one
(1) in number and listed as follows:

NAME                      POST OFFICE ADDRESS
Cheryl Mall               2533 N. Carson Street Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME                      POST OFFICE ADDRESS
Cheryl Mall               2533 N. Carson Street Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

            2533 North Carson Street Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

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By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes.

Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 1995.

/S/ Cheryl Mall

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STATE OF NEVADA      )
                     :ss
CARSON CITY          )

On this 30th day of January, 1995, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

Cheryl Mall

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.

/S/MARK SHATAS
NOTARY PUBLIC - NEVADA
CARSON CITY
My Appt. Expires March 12, 1996

I, Laughlin Associates, Inc., hereby accept as Resident Agent for the previously named Corporation.

Dated 1/30/95
/S/ Cheryl Mall
Service Coordinator

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Filed in the office of the
Secretary of State of the
State of Nevada
March 16, 1995
In The Office Of
Dean Heller
Dean Heller Secretary of State

                          CERTIFICATE OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION
                                     OF
                          AMERICAN TIRE CORPORATION

I, the undersigned, Richard A. Steinke, President and sole shareholder of American Tire Corporation, a Nevada corporation hereinafter referred to as the "Corporation," and I, Elliott N. Taylor, Assistant Secretary of the Corporation, hereby certify:

FIRST:    The name of the Corporation is AMERICAN TIRE CORPORATION

SECOND:   The following amendments to the Articles of Incorporation were duly adopted by the consent of the sole shareholder of the Corporation on February 3, 1995, in accordance with the corporation laws of the State of Nevada:78.385.

THIRD:    The Corporation shall have the authority to issue a total of
30,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to a "Preferred Stock") and 25,000,000 shares of common stock, par value $0.001 per share (hereinafter referred to as "Common Stock").

FOURTH:   The authority to issue the Preferred Stock shall be vested in the board of directors. Furthermore, the board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the directors see fit.

FIFTH:    The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

 (1) the holders of the Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

 (2) after payment of all liabilities the holders of the Common Stock shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each;

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 (3) except as may otherwise be required by law or these Articles of
Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders: no shareholder shall be entitled to cumulate his vote for the election of directors or for any other reason.

SIXTH:    By executing this Certificate of Amendment to the Articles of
Incorporation, the undersigned, being the sole shareholder of the Corporation does hereby certify that on February 3, 1995, the foregoing amendment to the Articles of Incorporation of American Tire Corporation was authorized and approved pursuant to Section 78.320 of the Nevada Revised Business Corporation Act by the consent of the Corporation's sole shareholder. Further, the foregoing amendment does not alter or revoke preferences granted to or imposed upon any wholly unissued series of any class of shares.

IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 16th day of March 1995.

AMERICAN TIRE CORPORATION

/S/ Richard A. Steinke
Richard A. Steinke, President


/S/ Elliott N. Taylor
Elliott N. Taylor, Assistant Secretary


State of Utah          )
                       : ss
County of Salt Lake    )

On the 16th day of March 1995, before me the undersigned, a notary public in and for the above county and state, personally appeared Richard A. Steinke and Elliott N. Taylor, who being by me duly sworn, did state, for themselves, that they, Richard A. Steinke and Elliott N. Taylor, are the President and the Assistant Secretary of AMERICAN TIRE CORPORATION, a Nevada corporation, and that the foregoing Certificate of Amendment to the Articles of Incorporation of AMERICAN TIRE CORPORATION was signed on behalf of such corporation by consent of the sole shareholder and that the statements contained therein are true.

[seal]                            WITNESS MY HAND AND OFFICIAL SEAL
                                      /S/ Jaimi A. Moore
                                          Notary Public

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Dec 06 2000
In The Office Of
Dean Heller
Dean Heller Secretary of State

                          CERTIFICATE OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION
                                     OF
                          AMERICAN TIRE CORPORATION

We, the undersigned, Richard A. Steinke, President, and David K. Griffiths, Secretary/Treasurer, of American Tire Corporation, a Nevada corporation hereinafter referred to as the "Corporation," hereby certify:

FIRST:    The name of the Corporation is AMERICAN TIRE CORPORATION

SECOND:   The following amendment to the Articles of Incorporation was duly adopted pursuant to the majority vote of the shareholders of the Corporation at the annual meeting of shareholders held on December 1, 2000, pursuant to NRS 78.385.

THIRD:    The name of the Corporation is AMERITYRE CORPORATION

FOURTH:   The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,713,035.

FIFTH:    The aforesaid change and amendment has been approved by shareholders holding 8,388,895 shares, which amount constitutes a majority of the issued and outstanding shares entitled to vote thereon in accordance with NRS 78.390.


IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 1st day of December, 2000.


/S/ Richard A. Steinke
Richard A. Steinke, President

/S/ David K. Griffiths
David K. Griffiths, Secretary/Treasurer